Exhibit 1A-2A

Innovation, Science and Economic Development Canada
Corporations Canada
Innovation, Sciences et Développement économique Canada
Corporations Canada

2017-11-22

Corporations Canada
C. D. Howe Building
235 Queen Street
Ottawa, Ontario K1A 0H5

Corporations Canada
Édifice C.D. Howe
235, rue Queen
Ottawa (Ontario) K1A 0H5

Corporation Information Sheet

Canada Business Corporations Act (CBCA)

Fiche de renseignements concernant la société

Loi canadienne sur les sociétés par actions (LCSA)

Wolverine Partners Corp.

Corporation Number	1050674-5	Numéro de société
Corporation Key Required for changes of address or directors online	39669335	Clé de société Requise pour mettre à jour en ligne l'adresse du siège social ou l'information concernant les administrateurs
Anniversary Date Required to file annual return	11-22 (mm-dd/mm-jj)	Date anniversaire Requise pour le dépôt du rapport annuel
Annual Return Filing Period Starting in 2018	11-22 to/au 01-21 (mm-dd/mm-jj)	Période pour déposer le rapport annuel Débutant en 2018

Reporting Obligations

A corporation can be dissolved if it defaults in filing a document required by the CBCA. To understand the corporation's reporting obligations, consult Keeping Your Corporation in Good Standing (enclosed or available on our website).

Corporate Name

Where a name has been approved, be aware that the corporation assumes full responsibility for any risk of confusion with existing business names and trademarks (including those set out in the Nuans search report). The corporation may be required to change its name in the event that representations are made to Corporations Canada and it is established that confusion is likely to occur. Also note that any name granted is subject to the laws of the jurisdiction where the corporation carries on business. For additional information, consult **Protecting Your Corporate Name** (enclosed or available on our website).

Obligations de déclaration

Une société peut être dissoute si elle omet de déposer un document requis par la LCSA. Pour connaître les obligations de déclaration de la société veuillez consulter Maintenir votre société en conformité, ci-jointe ou disponible dans notre site Web.

Dénomination sociale

En dépit du fait que Corporations Canada ait approuvé la dénomination sociale, il faut savoir que la société assume toute responsabilité de risque de confusion avec toutes dénominations commerciales, marques de commerce existantes (y compris celles qui sont citées dans le rapport de recherche Nuans). La société devra peut-être changer sa dénomination advenant le cas où des représentations soient faites auprès de Corporations Canada établissant qu'il existe une probabilité de confusion. Il faut aussi noter que toute dénomination octroyée est assujettie aux lois de l'autorité législative où la société mène ses activités. Pour obtenir de l'information supplémentaire, veuillez consulter le document **Protection de la dénomination sociale** ci-joint ou disponible dans notre site Web.

Canada
Telephone / Téléphone
1-866-333-5556
Email / Courriel
ic.corporationscanada.ic@canada.ca
Website / Site Web
www.corporationscanada.ic.gc.ca

Innovation, Science and Economic Development Canada
Corporations Canada

Innovation, Sciences et Développement économique Canada
Corporations Canada

Certificate of Incorporation

Canada Business Corporations Act

Certificat de constitution

Loi canadienne sur les sociétés par actions

Wolverine Partners Corp.

Corporate name / Dénomination sociale

1050674-5

Corporation number / Numéro de société

I HEREBY CERTIFY that the above-named corporation, the articles of incorporation of which are attached, is incorporated under the *Canada Business Corporations Act*.

JE CERTIFIE que la société susmentionnée, dont les statuts constitutifs sont joints, est constituée en vertu de la *Loi canadienne sur les sociétés par actions*.

Virginie Ethier

Director / Directeur

2017-11-22

Date of Incorporation (YYYY-MM-DD)
Date de constitution (AAAA-MM-JJ)

Canada

Innovation, Science and Economic Development Canada
Corporations Canada
Innovation, Sciences et Développement économique Canada
Corporations Canada

Form 1 Articles of Incorporation
Canada Business Corporations Act (s. 6)

Formulaire 1 Statuts constitutifs
Loi canadienne sur les sociétés par actions (art. 6)

1 Corporate name
Dénomination sociale

Wolverine Partners Corp.

2 The province or territory in Canada where the registered office is situated
La province ou le territoire au Canada où est situé le siège social

ON

3 The classes and any maximum number of shares that the corporation is authorized to issue
Catégories et le nombre maximal d'actions que la société est autorisée à émettre

The Corporation is authorized to issue an unlimited number of common shares.

4 Restrictions on share transfers
Restrictions sur le transfert des actions

See attached schedule / Voir l'annexe ci-jointe

5 Minimum and maximum number of directors
Nombre minimal et maximal d'administrateurs

Min. 1 Max. 10

6 Restrictions on the business the corporation may carry on
Limites imposées à l'activité commerciale de la société

None

7 Other Provisions
Autres dispositions

See attached schedule / Voir l'annexe ci-jointe

8 **Incorporator's Declaration:** I hereby certify that I am authorized to sign and submit this form.
Déclaration des fondateurs : J'atteste que je suis autorisé à signer et à soumettre le présent formulaire.

Name(s) - Nom(s)	Original Signed by - Original signé par
Andreas Kloppenborg	Andreas Kloppenborg Andreas Kloppenborg

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ et d'un emprisonnement maximal de six mois, ou l'une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the *Privacy Act* allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la *Loi sur les renseignements personnels* permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Canada
IC 3419 (2008/04)

SCHEDULE Restrictions on Share Transfers Shares of the Corporation may not be transferred unless the restrictions on the transfer of securities of the Corporation contained in paragraph 1 in section 7 of the articles of the Corporation entitled "Other provisions, if any" are complied with.

SCHEDULE Other Provisions 1. Securities of the Corporation, other than non-convertible debt securities, shall not be transferred without either: (a) the approval of the directors of the Corporation, expressed by a resolution passed at a meeting of the directors or by an instrument or instruments in writing signed by a majority of the directors; or (b) the approval of the holders of at least a majority of the shares of the Corporation entitling the holders thereof to vote in all circumstances (other than a separate class vote of the holders of another class of shares of the Corporation) outstanding at the time, expressed by a resolution passed at a meeting of the holders of those shares or by an instrument or instruments in writing signed by the holders of a majority of those shares. 2. The number of directors of the Corporation and the number of directors to be elected at an annual meeting of the shareholders of the Corporation within the minimum and maximum number of directors provided for in the articles of the Corporation shall be that number as is determined from time to time by ordinary resolution of the shareholders or, if the ordinary resolution empowers the directors to determine that number, by resolution of the directors. 3. The directors may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders. 4. In addition to, and without limiting such other powers which the Corporation may by law possess, the directors of the Corporation may, without authorization of the shareholders, for the purpose of securing any bonds, debentures or debenture stock which the Corporation is by law entitled to issue, by authentic deed or otherwise, grant a hypothec or mortgage, including a floating hypothec or mortgage, on a universality of property, movable or immovable, present or future, corporeal or incorporeal, of the Corporation, and pledge, cede or transfer any property, movable or immovable, present or future, corporeal or incorporeal, of the Corporation. 5. The Corporation has a lien or hypothec on a share registered in the name of a shareholder or the shareholder’s personal representative for a debt of that shareholder to the Corporation. 28142310

Innovation, Science and Economic Development Canada
Corporations Canada
Innovation, Sciences et Développement économique Canada
Corporations Canada

Form 2 / Formulaire 2

Initial Registered Office Address and First Board of Directors
Siège social initial et premier conseil d'administration

Canada Business Corporations Act (CBCA) (s. 19 and 106)
Loi canadienne sur les sociétés par actions (LCSA) (art. 19 et 106)

1 Corporate name
Dénomination sociale

Wolverine Partners Corp.

2 Address of registered office
Adresse du siège social

77 King Street West, Suite 400
Toronto-Dominion Centre
Toronto ON M5K 0A1

3 Additional address
Autre adresse

4 Members of the board of directors
Membres du conseil d'administration

		Resident Canadian Résident Canadien
Fabian Monaco	142 Sellers Avenue, Toronto ON M6E 3V2, Canada	Yes / Oui
Robert Browne	51 Boswell Avenue, Toronto ON M5R 1M5, Canada	Yes / Oui
Youssef Reda	19 Thoroughbred Boulevard, Ancaster ON L9K 1L2, Canada	Yes / Oui

5 Declaration: I certify that I have relevant knowledge and that I am authorized to sign this form.
Déclaration : J'atteste que je possède une connaissance suffisante et que je suis autorisé(e) à signer le présent formulaire.

Original signed by / Original signé par
Andreas Kloppenborg

Andreas Kloppenborg
416-863-3465

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ et d'un emprisonnement maximal de six mois, ou l'une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the *Privacy Act* allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la *Loi sur les renseignements personnels* permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Canada
IC 2904 (2008/04)